EXHIBIT 10



                       FIRST AMENDMENT TO
            REVOLVING CREDIT AND TERM LOAN AGREEMENT

     THIS  FIRST  AMENDMENT  TO REVOLVING CREDIT  AND  TERM  LOAN
AGREEMENT (this "Amendment") is entered into as of March 28, 2000, among ACX TECHNOLOGIES, INC., a Colorado corporation ("Borrower"), Required Lenders under the Credit Agreement described below, and BANK OF AMERICA, N.A., in its capacity as Administrative Agent for the Lenders under the Credit Agreement ("Administrative Agent"), and Guarantors under the Credit Agreement (hereinafter defined). Reference is made to the Revolving Credit and Term Loan Agreement, dated as of August 2, 1999 (as amended to date, the "Credit Agreement"), among Borrower, Administrative Agent, the Managing Agents, and the Co-Agents thereunder.

       Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meaning set forth in the Credit Agreement; all Section and Schedule references herein are to Sections and Schedules in the Credit Agreement; and all Paragraph references herein are to Paragraphs in this Amendment.

                            RECITALS

     A. Borrower has requested that Required Lenders agree to amend certain provisions of the Credit Agreement with respect to certain financial covenants and hedging requirements.

     B. Required Lenders are willing to agree to such amendments, but only upon the conditions, among other things, that Borrower, Guarantors, and Required Lenders shall have executed and delivered this Amendment and shall have agreed to the terms and conditions thereof, including, without limitation, certain additional amendments relative to pricing, mandatory prepayments in conjunction with Significant Asset sales, and certain permitted investments.

     Accordingly, for adequate and sufficient consideration, the parties hereto agree, as follows:

Paragraph 1.   Amendment.

     1.1  Definitions.  Section 1.1 is amended as follows:

     (a) The definition of "Applicable Margin" is deleted in its entirety and replaced with the following definition:

          "Applicable Margin means:

               (a) On any date of determination occurring on or prior to the First Amendment Date, the percentage per annum set forth in the table below for the appropriate Type of Borrowing or commitment fees (as the case may be):


                          Applicable Margin
           -----------------------------------------------
             Base Rate      Eurodollar Rate    Commitment
            Borrowings        Borrowings          Fees
           -----------      ---------------    -----------
               1.00%            2.500%            .500%


               (b)     On    any   date   of   determination
          (i) occurring after the First Amendment Date with respect to the One-Year Term Facility, and
          (ii) occurring after the First Amendment Date to (but not including) the second Business Day after the delivery of the Financial Statements (and the related Compliance Certificate) for the fiscal quarter ending March 31, 2000, with respect to the Revolver Facility and the Term Loan Facility, the percentage per annum set forth in the table below for the appropriate Type of Borrowing or commitment fees (as the case may be):


                          Applicable Margin
           -----------------------------------------------
             Base Rate      Eurodollar Rate    Commitment
            Borrowings        Borrowings          Fees
           -----------      ---------------    -----------
               1.50%             3.00%            .50%


               (c) Solely with respect to the Revolver Facility and the Term Facility, on and after the second Business Day after the delivery of the Financial Statements (and the related Compliance Certificate) for the fiscal quarter ending March 31, 2000, the percentage per annum set forth in the table below for the Type of Borrowing or commitment fees (as the case may be) that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate of Borrower most recently delivered pursuant to Section 9.3 hereof:


          Leverage Ratio              Applicable Margin
          -----------------  -----------------------------------
                                          Eurodollar
                             Base Rate       Rate     Commitment
                             Borrowings   Borrowings     Fees
                             ----------   ----------  ----------
          Less than
            4.00:1.0            0.50%        2.00%       .375%

          Greater than
            or equal to
            4.00:1.0,
            but less than
            4.50:1.0            0.75%        2.25%       .500%

          Greater than
            or equal to
            4.50:1.0,
            but less than
            5.00:1.0           1.00%         2.50%       .500%

          Greater than
            or equal to
            5.00:1.0           1.50%         3.00%       .50%


          The provisions in Item (c) preceding are further subject to, the following:

                    (i)  With respect to any adjustments  in
               the Applicable Margin as a result of changes in the Leverage Ratio, such adjustment shall be effective commencing on the second Business Day after the delivery of the Financial Statements (and the related Compliance Certificate) pursuant to Sections 9.3(a) and 9.3(b) or the most recent Permitted Acquisition Compliance Certificate for a Permitted Acquisition, as the case may be; and

                    (ii) If Borrower fails to timely furnish
               to Lenders the Financial Statements and related Compliance Certificates required to be delivered pursuant to Sections 9.3(a) and 9.3(b), and such failure shall not be remedied within five days after written notice thereof from Administrative Agent or any Lender, then (unless the Default Rate has been effected by Required Lenders pursuant to
               Section 3.6) the Applicable Margin shall be the maximum Applicable Margin specified in the Table above for the period from the date such Financial Statements and related Compliance Certificates were due to the date such Financial Statements and related Compliance Certificates are received by Administrative Agent."

     (b) The definition of "Interest Expense" is amended by changing the period (.) at the end thereof to a semi-colon (;)
and adding the following proviso to the end of such definition:

          "; provided that, notwithstanding the foregoing, the amortization of any upfront fees paid to any Lender or Agent on or prior to the Closing Date in connection with the Loan Documents and the amortization of any amendment fees paid to any Lender or Administrative Agent in connection with the any amendment to the Loan Documents shall not be included in calculations of Interest Expense."

     (c)   Paragraph  (b)(i)  of  the  definition  of  "Permitted
Acquisition" is deleted in its entirety and replaced with the following:

               "(i) either (A) the Purchase Price for such Acquisition must be less than or equal to $10,000,000, and when aggregated with the Purchase Price of each other Permitted Acquisition consummated in such calendar year, may not exceed $20,000,000 in the aggregate, if on the date of consummation of such Acquisition, the Leverage Ratio immediately prior to and after giving effect to such Acquisition is greater than or equal to 4.00:1.00, but less than 5.00:1.00; or (B) the
          Purchase Price for such Acquisition must be less than $50,000,000, and, when aggregated with the Purchase Price of each other Permitted Acquisition consummated in such calendar year, may not exceed $100,000,000 in the aggregate, if on the date of consummation of such Acquisition, the Leverage Ratio immediately prior to and after giving effect to such Acquisition is less than 4.00:1.00;".

     (d) The definition of "Significant Sale" is deleted in its entirety and replaced with the following:

          "Significant Sale means any sale, lease, transfer, or other disposition of any property or assets (tangible or intangible) by any Company to any other Person (other than any sale, lease, transfer, or other disposition (i) of any
          Designated  Asset,  (ii) in  connection  with  the
          Ceramics Spinoff, (iii) in connection with the Golden Aluminum Company Sale, or (iv) contemplated by Sections 9.23(a) through (e)) with respect to which the Net Cash Proceeds received by the Companies for such asset disposition (or when aggregated with the Net Cash Proceeds from all such other asset dispositions occurring in the same calendar year for which mandatory prepayments pursuant to Section 3.3(b)(iii) have not been paid) equals or exceeds (A) $6,000,000 on any date of determination when the Leverage Ratio is greater than or equal to 4.00 to 1.00 or (B) $10,000,000 on any date of determination when the Leverage Ratio is less than 4.00 to 1.00."

     (e) The following definitions of "First Amendment" and "First Amendment Date" shall be alphabetically inserted in
Section 1.1 to read, as follows:

          "First   Amendment   means  that   certain   First
          Amendment  to  Revolving  Credit  and  Term   Loan
          Agreement dated as of March 28, 2000, among Borrower, Guarantors, and Required Lenders.

          First Amendment Date means the date upon which the First Amendment becomes effective in accordance with the terms of such First Amendment."

     1.2 Mandatory Prepayments. Section 3.3(b)(iii) is deleted in its entirety and replaced with the following provision:

               "(iii)    With respect to the consummation of
          any Significant Sale by any Company (which Significant Sale must be otherwise permitted under the Loan Documents or shall have been consented to by Required Lenders), either (A) if the Leverage Ratio is equal to or greater than 4.00 to 1.00 on the date such Significant Sale is consummated, the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Significant Sale or as and when any deferred Purchase Price is received (or if such disposition is a Significant Sale as a result of aggregation with other asset dispositions in the same fiscal year for which mandatory prepayments hereunder have not been paid, 100% of the aggregate Net Cash Proceeds received from all such asset dispositions in the calendar year in excess of $6,000,000), which mandatory prepayment shall be payable within 3 days from the date of consummation of such Significant Sale or other asset disposition, as the case may be, or (B) if the Leverage Ratio is less than 4.00 to 1.00 on the date such Significant Sale is consummated, the Principal Debt shall be permanently prepaid in the order and manner specified herein, by an amount equal to 100% of the Net Cash Proceeds realized by any Company from such Significant Sale or as and when any deferred Purchase Price is received (or if such disposition is a Significant Sale as a result of aggregation with other asset dispositions in the same fiscal year for which mandatory prepayments hereunder have not been paid, 100% of the aggregate Net Cash Proceeds received from all such asset dispositions in the calendar year in excess of $10,000,000) if such Net Cash Proceeds or any portion thereof have not been reinvested in similar assets of the Companies within 12 months from the date of consummation of such Significant Sale or other asset disposition, as the case may be; provided that, notwithstanding the foregoing, so long as no Default or Potential Default then exists or arises, (i) mandatory prepayments with respect to any Significant Sale of less than $500,000 shall not be required to be paid pursuant to this Section 3.3(b)(iii)(A); and (ii) if any mandatory prepayment required to be made pursuant to this Section 3.3(b)(iii) is less than $5,000,000 and the making of such payment would require a payment to be made with respect to a LIBOR Borrowing on a date other than the last day of an Interest Period, then Borrower may delay making such mandatory prepayment until the last day of the next Interest Period ending immediately after consummation of such Significant Sale, if during the interim period subsequent to such Significant Sale and prior to the last day of the next-expiring Interest Period, Borrower uses such Net Cash Proceeds to reduce the Revolver Principal Debt without permanently reducing the Revolver Commitment;".

     1.3  Loans, Advances, and Investments.

     (a) Section 9.20(d) is amended by adding a clause at the beginning of such provision which reads as follows:

          "If the Leverage Ratio is less than 5.00:1.00 immediately prior to and after giving effect to any such Acquisition,".

     (b) Clause (iii) of Section 9.20(i) is deleted in its entirety and the following provision is substituted therefor:

          "(iii) investments in other Persons (other than the Loan Parties), which investments, individually and when aggregated with all other investments made pursuant to this clause (i), do not exceed
          (A) on any date of determination occurring on and after the First Amendment Date when the Leverage Ratio is greater than or equal to 5.00:1.00, the sum of $5,000,000 plus the amount of other such investments made after the Closing Date but prior to the First Amendment Effective Date; (B) if, on any date of determination, the Leverage Ratio is greater than or equal to 4.00:1.00, but less than 5.00:1.00, $10,000,000 (determined on a cumulative basis from and after the Closing Date); (C) on any date of determination when the Leverage Ratio is less than 4.00:1.00, $25,000,000 (determined on a cumulative basis from and after the Closing Date); or (D) on any date of determination on and after the Qualifying Date, $75,000,000 (determined on a cumulative basis from and after the Closing
          Date)."

     1.4  Financial Covenants.

     (a)   The  Leverage  Ratio covenant  set  forth  in  Section
9.30(a) is amended by substituting the following table for the table set forth at the end of such Section:

          "
           ------------------------------------------------
                                        Maximum Leverage
                     Period                  Ratio
             ----------------------     ----------------
             September 30, 1999,
               to and including
               December 30, 1999           5.00 to 1

             December 31, 1999, to
               (but not including)
               the consummation date
               of the Ceramics
               Spinoff                     4.75 to 1

             On the consummation
               date of the Ceramics
               Spinoff, to and
               including June 29,
               2000                        6.00 to 1

             June 30, 2000, to and
               including September 29,
               2000                        6.25 to 1

             September 30, 2000, to
               and including
               December 30, 2000           5.50 to 1

             December 31, 2000, to
               and including
               March 30, 2001              4.75 to 1

             March 31, 2001, to
               and including
               June 29, 2001               4.00 to 1

             June 30, 2001, to
               and including
               December 30, 2001           3.50 to 1

             December 31, 2001,
               to and including
               December 30, 2002           3.00 to 1

             December 31, 2002,
               and thereafter              2.75 to 1

          ; provided that, notwithstanding the foregoing, if Borrower sells the paper mill located in Kalamazoo, Michigan, or an interest therein, on or prior to June 30, 2000, then the maximum Leverage Ratio for the period from June 30, 2000, to and including September 29, 2000, will be 5.80 to 1.0."

     (b)   The  Interest Coverage covenant set forth  in  Section
9.30(c) is amended by substituting the following table for the table set forth at the end of such Section:


                                        Minimum Interest
            Fiscal Quarter(s) Ending     Coverage Ratio
            ------------------------    ----------------
               December 31, 1999           2.00 to 1

                 March 31, 2000            1.60 to 1

                 June 30, 2000             1.70 to 1

               September 30, 2000          1.90 to 1

               December 31, 2000           2.00 to 1

                 March 31, 2001            2.50 to 1

               June 30, 2001, and
               September 30, 2001          3.00 to 1

             December 31, 2001, and
                   thereafter              4.00 to 1

     (c) The Total Debt to Consolidated Total Capitalization financial covenant set forth in Section 9.30(d) is amended by adding the following proviso at the end thereof:

          "; provided that, notwithstanding the foregoing, if Borrower fails to sell the paper mill located in Kalamazoo, Michigan, or an interest therein, on or prior to June 30, 2000, then the maximum ratio (expressed as a percentage) of Total Debt to Consolidated Total Capitalization will be 70% for the period from June 30, 2000, to the earlier of
          (i) the consummation date of the sale of the paper mill located in Kalamazoo, Michigan or (ii) the Termination Date of the One-Year Term Facility."

     (d) The Capital Expenditures financial covenant set forth in Section 9.30(e) is amended in its entirety to read as follows:

          "Capital Expenditures. The Capital Expenditures of the Companies shall not exceed (i) $65,000,000 during calendar year 2000 and (ii) $60,000,000 per calendar year for calendar year 2001 and thereafter."

     1.5 Financial Hedges. Section 9.31 is amended by (i) relettering subsection "(c)" thereof to subsection "(d)"; (ii) deleting the existing subsection "(b)" thereof, and substituting therefor the following subsections "(b)" and "(c)" to read, as follows:

               "(b) On or before April 30, 2000, Borrower shall enter into, purchase, acquire, and maintain Financial Hedges providing interest rate protection, in a form and upon terms reasonably acceptable to Administrative Agent and issued by one or more Lenders, any Affiliates of Lenders, or an institution acceptable to Administrative Agent (which consent will not be unreasonably withheld) with a duration of at least two years, which Financial Hedges shall assure that not less than $300,000,000 of the Principal Debt is fixed, capped, or hedged; provided, however, that the protected fixed, capped, or hedged rate shall be no greater than 2.0% above the Eurodollar Rate on the date or dates such Financial Hedges are purchased by Borrower.

               (c) On or before July 31, 2000, Borrower shall enter into, purchase, acquire, and maintain Financial Hedges providing interest rate protection, in a form and upon terms reasonably acceptable to Administrative Agent and issued by one or more Lenders, any Affiliates of Lenders, or an institution acceptable to Administrative Agent (which consent will not be unreasonably withheld) with a duration of at least two years, which Financial Hedges shall assure that the net interest cost to Borrower is fixed, capped, or hedged on at least fifty percent (50%) of the Principal Debt outstanding on the date such
          Financial Hedges are purchased ("Hedge Date"); provided, however, that the protected fixed, capped, or hedged rate shall be no greater than 2.0% above the Eurodollar Rate on the Hedge Date. Notwithstanding anything to the contrary in
          Section 9.31(b) or (c) hereof, any Financial Hedge purchased under Section 9.31(b) or (c) may be reduced from time to time after the Hedge Date, so long as on any date of reduction, the Financial Hedges maintained in accordance with this Section 9.31(b) and (c) shall assure that the net interest cost to Borrower is fixed, capped, or hedged on at least fifty percent (50%) of the Principal Debt existing on the Hedge Date, as such Principal Debt may have been reduced after the Hedge Date; for purposes hereof, any repayments of Principal Debt shall be deemed to be applied first to that portion of the Principal Debt that is not hedged under Section 9.31(b) and (c), then to the hedged Debt."

     1.6 Employee Benefit Plans. Section 10.9 is amended by substituting "$15,000,000" for the reference to "$30,000,000" in the last line thereof.

Paragraph 2. Amendment Fees. On the Effective Date, Borrower shall pay (a) to Administrative Agent (for the ratable benefit of the Revolver Lenders consenting to this Amendment on or prior to the Effective Date, the "Consenting Revolver Lenders"), an
amendment fee in an amount equal to 0.25% of the aggregate Committed Sums under the Revolving Facility of each Consenting Revolver Lender as of the Effective Date; (b) to Administrative Agent (for the ratable benefit of the Term Loan Lenders consenting to this Amendment on or prior to the Effective Date, the "Consenting Term Loan Lenders"), an amendment fee in an amount equal to 0.25% of the aggregate Term Loan Principal Debt owed to the Consenting Term Loan Lenders as of the Effective Date; (c) to Administrative Agent (for the ratable benefit of the One-Year Term Lenders consenting to this Amendment, the "Consenting One-Year Term Lenders"), an amendment fee in an amount equal to 0.125% of the One-Year Term Principal Debt owed to the Consenting One-Year Term Loan Lenders; and (d) to Administrative Agent (for its individual account) the amendment fees set forth in a separate letter agreement dated as of March 14, 2000, executed by Borrower and Administrative Agent. Additionally, in the event the One-Year Term Loan is not prepaid in full on or prior to July 3, 2000, Borrower shall pay an additional amendment fee to Administrative Agent (for the ratable benefit of the Consenting One-Year Term Loan Lenders) in an amount equal to 0.125% of the One-Year Term Loan Principal owed to the Consenting One-Year Term Loan Lenders as of July 3, 2000. The failure of Borrower to comply with the provisions of this Paragraph 2 shall constitute a payment Default entitling Lenders to exercise their respective Rights under the Loan Documents.

Paragraph 3. Effective Date. Notwithstanding any contrary provision, this Amendment is not effective until the date (the "Effective Date") upon which Administrative Agent receives
(a) counterparts of this Amendment executed by Borrower, Guarantors, and Required Lenders and (b) payment of the amendment fees required to be paid to consenting Lenders and Administrative Agent on the Effective Date pursuant to Paragraph 2 hereof.

Paragraph 4. Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, Borrower and each Guarantor (a) consent to the agreements in this Amendment and (b) agree and acknowledge that the execution, delivery, and performance of this Amendment shall in no way release, diminish, impair, reduce, or otherwise affect the respective obligations of Borrower or Guarantors under their respective Collateral Documents, which Collateral Documents shall remain in full force and effect, and all Liens, guaranties, and Rights thereunder are hereby ratified and confirmed.

Paragraph 5. Representations. As a material inducement to Lenders to execute and deliver this Amendment, Borrower represents and warrants to Lenders (with the knowledge and intent that Lenders are relying upon the same in entering into this Amendment) that as of the Effective Date of this Amendment and as of the date of execution of this Amendment, (a) all representations and warranties in the Loan Documents are true and correct in all material respects as though made on the date hereof, except to the extent that (i) any of them speak to a different specific date or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Credit Agreement, and (b) except as waived by this Amendment, no Potential Default or Default exists.

Paragraph 6. Expenses. Borrower shall pay all costs, fees, and expenses paid or incurred by Administrative Agent incident to this Amendment, including, without limitation, the reasonable fees and expenses of Administrative Agent's counsel in connection with the negotiation, preparation, delivery, and execution of this Amendment and any related documents.

Paragraph 7. Miscellaneous. This Amendment is a "Loan Document" referred to in the Credit Agreement, and the provisions relating to Loan Documents in Section 13 of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment must be construed, and its performance enforced, under New York law, (d) if any part of this Amendment is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, and (e) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document.

Paragraph 8. Entire Agreement. This Amendment represents the final agreement between the parties about the subject matter of this Amendment and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Paragraph  9.    Parties.  This Amendment  binds  and  inures  to
Borrower, Administrative Agent, Lenders, and their respective successors and assigns.

     The parties hereto have executed this Amendment in multiple counterparts on the date stated on the signature pages hereto, but effective as of the Effective Date.



             Remainder of Page Intentionally Blank.
                   Signature Pages to Follow.



                              ACX TECHNOLOGIES, INC.,
                              as Borrower


                              By:
                                   Name:
                                   Title:


                              CHRONOPOL, INC., as a Guarantor
                              GAC ALUMINUM CORPORATION, as a
                              Guarantor
                              GOLDEN TECHNOLOGIES COMPANY, INC.,
                              as a Guarantor
                              GP HOLDINGS, INC., as a Guarantor
                              GRAPHIC PACKAGING CORPORATION, as a
                              Guarantor
                              GRAPHIC PACKAGING CORPORATION OF
                              VIRGINIA, as a Guarantor
                              GRAPHIC PACKAGING HOLDINGS INC., as
                              a Guarantor
                              GTC NUTRITION COMPANY , as a
                              Guarantor
                              LAUENER ENGINEERING LIMITED , as a
                              Guarantor
                              UNIVERSAL PACKAGING CORPORATION ,
                              as a Guarantor


                              By:
                                   Name:
                                   Title:

                              GEI BROKERS, INC., as a Guarantor
                              GOLDEN EQUITIES, INC., as a
                              Guarantor


                              By:
                                   Name:
                                   Title:
                              BANK OF AMERICA, N.A., as
                              Administrative Agent and as a
                              Lender


                              By:
                                   Name:
                                   Title:

                              as a Lender


                              By:
                                   Name:
                                   Title:

                              as a Lender


                              By:
                                   Name:
                                   Title:

                              as a Lender


                              By:
                                   Name:
                                   Title:

                              as a Lender


                              By:
                                    Name:
                                    Title:

                              as a Lender